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This Agreement dated for reference the 9th day of January, 2002

BETWEEN:

         Thinkpath Inc, a company duly incorporated under the laws of the Province of Ontario, with it's head office at 55 University Ave. Suite 500, Toronto Ontario M5J 2H7 ("Thinkpath")

AND:

         OGILVIE ROTHCHILD INC., a company duly incorporated under the laws of the Province of Ontario, with its head office at 105 Robinson Street, Oakville, Ontario L6J 1G1

         ("OR")

WHEREAS:

         A. OR has experience and expertise in providing public relations and marketing services to high tech companies;

         B. Thinkpath wishes to engage the services of OR to provide public relations and marketing services for the purposes of future funding (to be determined)

NOW THEREFORE, the parties agree as follows:

         1. OR will perform the public relations and marketing services set out in the Specifications attached hereto as Schedule "A" (the "Services") for Thinkpath.

         2. Thinkpath will pay for the Services through the issuance of 500,000 shares in the capital stock of Thinkpath and a engagement fee of $25,000. plus GST. Thinkpath shall cause share certificates representing the shares to be issued forthwith following the execution of this Agreement, and to be delivered to OR in accordance with the following schedule:

         (a)      200,000 shares on completion of the work set out in section
                  1.0 - "Business Plan Analysis & Revision" - of the Specifications;
         (b)      200,000 shares on completion of the work set out in section
                  2.0 - "Multi-Media Presentation Development" - of the Specifications;
         (c)      50,000 shares on completion of the work set out in section 3.0
                  - "Web Site Revision" - of the Specifications; and
         (d)      50,000 shares on completion of the work set out in section 4.0
                  - "Marketing / Communication Planning" - of the
                  Specifications.



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Any shares relating to work not completed by March 30th will be cancelled.
Concurrently with execution of this Agreement, OR will execute a Power of Attorney in favor of Thinkpath or a corporate officer appointed by Thinkpath, which Power of Attorney may be utilized by Thinkpath to cancel any shares stipulated to be cancelled in accordance with this section.

         3.       Thinkpath will use reasonable commercial efforts to:

         (a) File necessary form(s) with the SEC on or before January 21st 2002. To issue 500,000 shares pursuant to this agreement.

         4. For accounting purposes, the shares issued pursuant to this Agreement shall be issued represent a value of $100,000. for services rendered.

         5. Either party can cancel this agreement at anytime. Further, work completed up to cancellation will be issued to Ogilvie Rothchild pursuant to the terms.


Agreed effective the 9th day of January, 2002



Thinkpath Inc.
  Per:

/S/ Declan French
-----------------
Declan French, Chairman & CEO

Ogilvie Rothchild Inc.
  Per:

/S/ Paul Ogilvie
----------------
Paul Ogilvie, President









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                                 SPECIFICATIONS


1.0        BUSINESS PLAN ANALYSIS & REVISION

Ogilvie Rothchild will analyzes the existing business plan, cross-referencing the information contained with our unique `business plan infrastructure listing' to ensure that all of the information that an investor would require is included.

Ogilvie Rothchild will research, write, assist with strategies, edit and complete a comprehensive business plan and implementation `road map'. Thinkpath will be responsible for supplying the financial projections in an electronic format. Estimated time of completion is within one month, an exact timeframe will be determined once the existing plan has been reviewed.


2.0        MULTI-MEDIA PRESENTATION DEVELOPMENT

Ogilvie Rothchild will create a CD-ROM presentation tool based on the business plan for distribution to the investment community, potential partners, etc.

The client will supply all necessary bullet points. Alternatively, the CD-ROM can be created to be more generic and entertaining for the purposes of (2) investors and as a sales tool for the sales force. Estimated time of completion is within two weeks.

The details of the presentation are as follows:

     - Corporate overview including information from the executive summary and financial plan
     - Visual presentation of the product/technology using still images and video where possible.
     -    Accessible through the corporate web site
     -    Multi-screen presentation (interactive or auto-run option)


3.0        WEB SITE REVISION

The corporate web site is essential to projecting a positive corporate image. This initial site will house basic company information, and will direct interested parties to the right person for more information.

Ogilvie Rothchild will work with Thinkpath to revise the existing corporate web site to ensure that all of the messages and images are consistent with the other projects, i.e. communications plan, business plan, etc.



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4.0        MARKETING / COMMUNICATION PLANNING

4.1        COMMUNICATION PLAN DEVELOPMENT

Ogilvie Rothchild will work directly with the Thinkpath team to create a communication plan that represents the company's business, marketing and communication goals. The tactics within the plan will be cost effective, and will be presented in a work plan format to be evaluated on a frequent basis in order to ensure that the objectives are being met. To provide you with an idea of how the plan will be developed, we have outlined a seven- step communication plan development process:

STEP ONE - Establishing Communication Philosophy and Role

           Before we begin developing the specifics of your plan, it is critical that you understand and agree on the role communications will play in your company.

           What is the role of communications?
     -     Discuss and list management's assumptions and expectations

STEP TWO - Data and Information Gathering

           To be effective, communications must address the needs and problems of the company.

           We need to establish and understand the following through interviews, surveys and existing information sources:

     -     The goals of the business
     - The direction of the business and corporate decisions that will effect the people involved
     - The environment and the culture of the organization - who is the audience
     -     The situations and problems which can be addressed by communicators

     Where do we stand? Where are we going?
     -     Gain understanding of business plans
     -     Interview executive team
     -     Gather and develop relevant data and information




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STEP THREE - Situation Analysis

           The next step is to study the information collected and outline the situation including all the external elements that will affect the company's communication goals.

           What effect will the PR initiative have on the external environment? What are the successes, potential problems and future goals?
     -     Analyze and study business plans and other strategies developed
     -     Sift out, describe and develop key issues
     -     Consider corporate and company strategies and themes

STEP FOUR - Developing and Drafting a Plan

           Some of the key elements will include developing the objectives (the end results you want to achieve), strategies (approaches you will use in achieving the objectives) and tactics (the specific actions you will take to reach your objectives).

           How can we achieve our goals?
     -     State objectives
     -     Develop strategies
     -     Brainstorm ideas
     -     Develop specific tactics and actions
     -     Develop themes and calendar
     - Draw up a budget and include other resources necessary to achieve goals


STEP FIVE - Gaining Approval

           Once the plan is drafted, approval is the next step.

           Does the executive team agree and support the plan?
     -     Overview session with executive team


STEP SIX - Work Plan Development

           How do you make your short and long range plan happen?
     -     Prepare a work plan/critical path to follow
     -     OR to provide regular Current Status Reports



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STEP SEVEN - Follow-up Evaluations and Course Corrections

           Check on the progress and results. See if issues and goals have changed in the past two or three months.

           What are you accomplishing? Is it what is needed?
     -     Is the message clear?
     -     Are you achieving your goals?
     -     Look for new issues

4.2        IMPLEMENTATION MANAGEMENT

Not only can Ogilvie Rothchild help with the development of the plan, but we can also help to implement the tactics and programs that are derived from the communication plan. Some of the areas we specialize in include:

MEDIA TRAINING
     -     Spokesperson training
     -     Message development
     - Half-day media training session offered to master messages, formulate answers to tough questions and interview techniques specific to targeted reporters

MEDIA KIT DEVELOPMENT
     - Research, create, write, and edit the following materials for each campaign:
     | |  News releases
     | |  Spokesperson bio
     | |  Company/product fact sheets (i.e. explain how products work)
     | |  Backgrounder
     | |  Case studies
     | |  Testimonials
     | |  Questions and answers
     | |  Visuals
     | |  Media pitch letter/phone script
     | |  Electronic media kit

DISTRIBUTE AND PITCH STORIES TO THE MEDIA
     -     Media kit distribution
     -     Contacting media on your behalf
     -     Follow-up with reporters and established relationships

COORDINATE AND MONITOR INTERVIEWS WITH SPOKESPERSON
     -     Schedule interview based on spokesperson's availability
     -     Brief spokesperson on each media opportunity including:
     -     Profile of the reporter
     -     Previous stories filed by reporter
     -     Media hot buttons of the day

MONITOR MEDIA COVERAGE

     - Arrange print and electronic media monitoring during interview period and for one month following.







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